EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
August 20, 2025

RICHMOND MUTUAL BANCORPORATION, INC.
ANNOUNCES QUARTERLY DIVIDEND

RICHMOND, IN – August 20, 2025 – Richmond Mutual Bancorporation, Inc. (NASDAQ: RMBI) announced today that its Board of Directors has declared a cash dividend on Richmond Mutual Bancorporation common stock of $0.15 per share. The cash dividend will be payable on September 18, 2025, to stockholders of record as of the close of business on September 4, 2025.

About Richmond Mutual Bancorporation, Inc.

Richmond Mutual Bancorporation, Inc., headquartered in Richmond, Indiana, is the holding company for First Bank Richmond, a community-oriented financial institution offering traditional financial and trust services within its local communities through its eight locations in Richmond, Centerville, Cambridge City and Shelbyville, Indiana, its five locations in Sidney, Piqua and Troy, Ohio and its loan production office in Columbus, Ohio.

Contacts

Richmond Mutual Bancorporation, Inc.
Garry D. Kleer, Chairman, President, and Chief Executive Officer
Bradley M. Glover, Senior Vice President and Chief Financial Officer
(765) 962-2581